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                                                                      EXHIBIT 1

                              U.S. HOME CORPORATION

                    8.875% Senior Subordinated Notes due 2009

                             UNDERWRITING AGREEMENT

                             Dated February 16, 1999
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                             UNDERWRITING AGREEMENT



                                                               February 16, 1999



WARBURG DILLON READ LLC 299 Park Avenue New York, New York 10171

         As Representative of the several
         underwriters named in Schedule I hereof

Dear Sirs and Mesdames:

         U.S. Home Corporation (hereinafter the "COMPANY"), proposes to sell to you $125,000,000 aggregate principal amount of its 8.875% Senior Subordinated Notes due 2009 (the " SENIOR SUBORDINATED NOTES"), to be issued pursuant to an indenture (the "INDENTURE") dated as of February 19, 1999, between the Company and IBJ Whitehall Bank & Trust Company, as trustee (the "TRUSTEE").

           1. Representations and Warranties of the Company: The Company represents and warrants to you, as representative of all of the underwriters, that:

          (a) the Company meets the requirements for use of Form S-3 under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the "ACT"), and has filed with the Securities and Exchange Commission (the "COMMISSION") a registration statement on such form, which has become effective, for the registration under the Act of the Senior Subordinated Notes. Such registration statement, as amended at the date of this Agreement, meets the requirements set forth in Rule 415(a)(1)(x) under the Act and complies in all other material respects with said Rule. The Company proposes to file with the Commission pursuant to Rule 424(b) under the Act a supplement to the form of prospectus included in such registration statement relating to the Senior Subordinated Notes and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Company to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date of this Agreement, is hereinafter called the "REGISTRATION STATEMENT"; the prospectus dated February 25, 1998 is hereinafter called the "BASIC
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     PROSPECTUS"; and the Prospectus Supplement to the Basic Prospectus dated
     February 16, 1999 in the form in which it shall be filed by the Company with the Commission pursuant to Rule 424(b) (including the Basic Prospectus as so supplemented) is hereinafter called the "FINAL PROSPECTUS". Any reference herein to the Registration Statement, the Basic Prospectus, or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein (the "INCORPORATED DOCUMENTS") pursuant to Item 12 of Form S-3 which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the "EXCHANGE ACT") on or before the date of this Agreement, or the issue date of the Basic Prospectus, or the Final Prospectus, as the case may be; and any reference herein to the terms "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the date of this Agreement, or the issue date of the Basic Prospectus, or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference;

          (b) as of the date hereof, when the Final Prospectus is first filed pursuant to Rule 424(b) under the Act, when, prior to the time of purchase, any amendment to the Registration Statement becomes effective (including the filing of any Incorporated Documents), when any supplement to the Final Prospectus is filed with the Commission and at the time of purchase, (i) the Registration Statement, as amended as of any such time, and the Final Prospectus, as amended or supplemented as of any such time, and the Indenture will comply in all material respects with the applicable requirements of the Act, the Trust Indenture Act of 1939, as amended (the "TRUST INDENTURE ACT"), and the Exchange Act and the respective rules thereunder and (ii) neither the Registration Statement, as amended as of any such time, nor the Final Prospectus, as amended or supplemented as of any such time, will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, that the Company makes no representations or warranties as to (i) that part of the Registration Statement which constitutes the Statement of Eligibility and Qualification of the Trustee (Form T-1) under the Trust Indenture Act or
     (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with information furnished in writing to the Company by you specifically for use in connection with the preparation of the Registration Statement or the Final Prospectus;




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          (c) all of the issued and outstanding shares of capital stock of the
     Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with full corporate power and authority to (i) own its properties and conduct its business as described in the Final Prospectus, (ii) execute and deliver this Agreement and the Indenture and (iii) issue, sell and deliver the Senior Subordinated Notes as herein contemplated;

          (d) each of the Company and its subsidiaries (the "SUBSIDIARIES") is duly qualified or licensed by and is in good standing in, each jurisdiction in which it conducts its respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole; each of the Company and its Subsidiaries is in compliance in all respects with the laws, orders, rules, regulations and directives issued or administered by each such jurisdiction, except to the extent the failure to so comply would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole;

          (e) neither the Company nor any Subsidiary is in breach of, or in default under (nor has any event occurred which with notice, lapse of time or both would constitute a breach of, or default under), its respective charter, by-laws, partnership agreements, or other organizational documents or in the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them is bound, except to the extent such breach or default would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries, taken as a whole; and the execution, delivery and performance of this Agreement and the Indenture, the issuance of the Senior Subordinated Notes and the consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of, or constitute a default under (nor constitute an event which with notice, lapse of time or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or any of its Subsidiaries or under any provision of any license,



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     indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any Subsidiary;

          (f) the Indenture has been duly authorized by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

          (g) the Senior Subordinated Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you, will constitute legal, valid and binding obligations of the Company, enforceable in accordance with their terms, except as the enforceability thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting creditors' rights generally and general principles of equity;

          (h) this Agreement has been duly authorized, executed and delivered by the Company;

          (i) the Senior Subordinated Notes and the Indenture conform in all material respects to the description thereof contained in the Final Prospectus;

          (j) no approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the issuance and sale of the Senior Subordinated Notes other than approvals, authorizations, consents, orders or filings which have already been obtained or made and registration of the Senior Subordinated Notes under the Act, qualification of the Indenture and the Trustee under the Trust Indenture Act, and any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Senior Subordinated Notes are being offered by you;

          (k) Arthur Andersen LLP, whose report on the consolidated financial information of the Company is included in the Registration


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     Statement and Final Prospectus, are independent public accountants with respect to the Company, as required by the Act and the applicable published rules and regulations thereunder;

          (l) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state, local or foreign law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, in order to conduct its respective business except to the extent the absence thereof would not have a material adverse effect on the condition (financial or other), business, properties, prospects, net worth or results of operations of the Company and its Subsidiaries taken as a whole; neither the Company nor any Subsidiary is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries, the result of which would have a material adverse effect on the condition (financial or other), business, net worth or results of operations of the Company and its Subsidiaries taken as a whole;

          (m) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Final Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (n) except as set forth in the Final Prospectus, there are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency that could result in a judgment, decree or order having a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole;

          (o) the audited financial statements included in the Registration Statement and the Final Prospectus present fairly in all material respects the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved;


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          (p) subsequent to the respective dates as of which information is given in the Registration Statement and Final Prospectus, and except as may be otherwise described or referred to in the Registration Statement or Final Prospectus, there has not been (A) any material and adverse change in the condition (financial or other), business, properties, net worth or results of operations, regulatory environment, present or prospective of the Company and its Subsidiaries taken as a whole, (B) any transaction, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries except transactions entered into in the ordinary course of business or (C) any obligation, contingent or otherwise, directly or indirectly, incurred by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole;

          (q) there is no claim pending or, to the knowledge of the Company, threatened or contemplated under any Environmental Law (as defined below) against the Company or any of its Subsidiaries which, if adversely determined, would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole; there are no past or present actions or conditions including, without limitation, the release of any hazardous substance or waste regulated under any Environmental Law that are likely to form the basis of any such claim under existing law against the Company or any of its Subsidiaries which, if adversely determined, would have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole. The term "ENVIRONMENTAL LAW" means any federal, state, local or foreign law, rule or regulation now in effect governing pollution or protection of the environment; and

          (r) the Company and its Subsidiaries have good title to all properties and assets owned or leased by them, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, mortgages and defects (other than those set forth in the Final Prospectus, including, without limitation, the financial statements and the notes thereto or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and its Subsidiaries) except to the extent that would not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and its Subsidiaries taken as a whole.


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          2. Sale and Purchase: (a) Upon the basis of the warranties and representations and the other terms and conditions herein set forth, the Company agrees to sell to you and you agree to purchase from the Company, the aggregate principal amount of the Senior Subordinated Notes at a purchase price of 97.690% of the principal amount thereof. You shall release the Senior Subordinated Notes for public sale promptly after this Agreement becomes effective. You may from time to time increase or decrease the public offering price after the initial public offering to such extent as you may determine.

          (b) The Company hereby confirms its engagement of Warburg Dillon LLC Read ("WARBURG") as, and Warburg hereby confirms its agreement with the Company to render services as, a "qualified independent underwriter", within the meaning of Section (b)(15) of Rule 2720 of the National Association of Securities Dealers, Inc. (the "NASD") with respect to the offering and sale of the Senior Subordinated Notes. Warburg, solely in its capacity as the qualified independent underwriter and not otherwise, is referred to herein as the "QIU". The price at which the Senior Subordinated Notes will be sold to the public shall not be higher than the maximum price recommended by the QIU.

          3. Payment and Delivery: Payment of the purchase price for the Senior Subordinated Notes shall be made to the Company by wire transfer of immediately available funds to an account or accounts designated by the Company against delivery of the certificates for the Senior Subordinated Notes to you or for your account. Such payment and delivery shall be made at 10:00 A.M., New York City time, on February 19, 1999 (unless another time shall be agreed to by you and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "TIME OF PURCHASE." The Senior Subordinated Notes shall be issued to you in book-entry form in such names and in such denominations as you shall specify.

          4. Certain Covenants of the Company: The Company hereby agrees:

               (a) to furnish such information as may be required and otherwise to qualify the Senior Subordinated Notes for offering and sale under the securities or blue sky laws of such states as you may designate and to maintain such qualifications in effect as long as required for the distribution of the Senior Subordinated Notes; provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Senior Subordinated Notes); to advise you promptly of the receipt by the Company of any notification with respect to the suspension of the qualification of the


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         Senior Subordinated Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to make every reasonable effort to obtain the withdrawal of any order or suspension at the earliest practicable moment;

               (b) to furnish to you and your counsel, as many copies of the Final Prospectus and any amendments thereof and supplements thereto as you may reasonably request;

               (c) to advise you promptly within the time during which a prospectus to the Senior Subordinated Notes is required to be delivered under the Act, confirming such advice in writing, of any request by the Commission for amendments or supplements to the Registration Statement or Final Prospectus or for additional information with respect thereto, or of notice of institution of proceedings for, or the entry of a stop order suspending the effectiveness of the Registration Statement and, if the Commission should enter a stop order suspending the effectiveness of the Registration Statement, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; and to advise you promptly within the time during which a prospectus relating to the Senior Subordinated Notes is required to be delivered under the Act of any proposal to amend or supplement the Registration Statement or Basic Prospectus, including by filing any Incorporated Documents, and to file no such amendment or supplement to which you shall reasonably object in writing;

               (d) to furnish to you for the period when the Senior Subordinated Notes are outstanding (i) copies of any reports or other communications that the Company shall send to its stockholders generally or holders of the Senior Subordinated Notes or shall from time to time publish or publicly disseminate and (ii) copies of all annual, quarterly and current reports filed with the Commission on Forms 10-K, 10-Q and 8-K, or such other similar form as may be designated by the Commission;

               (e) to advise you promptly of the happening of any event known to the Company within the time during which a prospectus relating to the Senior Subordinated Notes is required to be delivered under the Act which would, in the reasonable judgment of the Company, require the making of any change in the Final Prospectus, as then supplemented, then being used, or in the information incorporated therein by reference, so that the Final Prospectus would not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and,


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         during such time, to prepare and furnish, at the Company's expense, to you promptly such amendments or supplements to such Final Prospectus as may be necessary to reflect any such change and to furnish to you a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

               (f) to make generally available to its holders of Senior Subordinated Notes, and to deliver to you, an earnings statement of the Company (which will satisfy the provisions of Section 11(a) of the Act) covering a period of twelve months beginning after the date of this Agreement as soon as is reasonably practicable after the termination of such twelve-month period but not later than 15 months thereafter;

               (g) to furnish to each of you and your counsel signed copies of the Registration Statement (in such quantities as you may reasonably request), as initially filed with the Commission, all amendments thereto (including the exhibits thereto) and all documents incorporated by reference therein;

               (h) to furnish to you as early as practicable prior to the time of purchase, but no later than two business days prior thereto, a copy of the latest available unaudited interim consolidated financial statements, if any, of the Company and its Subsidiaries that have been read by the Company's independent certified public accountants, as stated in their letter to be furnished pursuant to Section 6(c) of this Agreement;

               (i) to apply the net proceeds from the sale of the Senior Subordinated Notes in the manner set forth under the caption "Use of Proceeds" in the Final Prospectus;

               (j) whether or not the transactions contemplated in this Agreement are consummated or this Agreement otherwise becomes effective or is terminated, to pay all out-of-pocket expenses, fees and taxes (other than (x) any transfer taxes and (y) fees and disbursements of your counsel, except as set forth under Section 5 hereof) in connection with (i) the preparation and filing of the Registration Statement, the Final Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to you (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Senior Subordinated Notes, (iii) the word processing and/or printing of this Agreement, and the Indenture and the reproduction and/or printing and furnishing of copies of each thereof to you (including costs of mailing and shipment), (iv) the qualification of the Senior Subordinated


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         Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including, if any, the legal fees, filing fees and other disbursements of your counsel) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to you, (v) any registration of the Senior Subordinated Notes under the Exchange Act, (vi) obtaining an investment rating for the Senior Subordinated Notes (including fees payable to investment rating agencies), (vii) any filing for review of the public offering of the Senior Subordinated Notes by the NASD and
         (viii) the performance of the Company's other obligations hereunder;

               (k) to furnish to you, contemporaneously with any filing with the Commission subsequent to the effective date of the Registration Statement and during the period referred to in paragraph (e) above, a copy of any document filed pursuant to Sections 13, 14 or 15(d) of the Exchange Act; and

               (l) until the time of purchase, not to sell, contract to sell, grant any option to sell or otherwise dispose of, directly or indirectly, any debt securities of the Company which mature more than one year following the time of purchase and which are substantially similar to the Senior Subordinated Notes, without your prior written consent.

           5. Reimbursement of Underwriter's Expenses: If the Senior Subordinated Notes are not delivered for any reason other than as a result of a default by you of your obligations hereunder, the Company shall reimburse you for all of your out-of-pocket expenses, including the reasonable fees and disbursements of your counsel but without any further obligation on the part of the Company for loss of profits or otherwise.

           6. Conditions of Underwriter's Obligations: Your obligations hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the time of purchase, unless previously waived, the performance by the Company of its obligations hereunder and to the following additional conditions:

               (a) The Company shall furnish to you at the time of purchase an opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel for the Company, addressed to you and dated as of the time of purchase and in form reasonably satisfactory to your counsel, Davis Polk & Wardwell, stating that:



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                    (i) the Company has been duly incorporated and is validly
               existing and in good standing under the laws of the State of Delaware. The Company has corporate power and authority to (A) own its properties and conduct its business as described in the Final Prospectus and (B) execute and deliver this Agreement and the Indenture and to issue, sell and deliver the Senior Subordinated Notes as described in the Final Prospectus;

                    (ii) U.S. Home Mortgage Corporation ("U.S. HOME MORTGAGE")
               has been duly incorporated and is validly existing and in good standing under the laws of the State of Florida. U.S. Home Mortgage has corporate power and authority to own its properties and to conduct its business as described in the Final Prospectus;

                    (iii) the Company and U.S. Home Mortgage are duly qualified as foreign corporations and are in good standing in each jurisdiction set forth in a schedule to such opinion;

                    (iv) this Agreement has been duly authorized, executed and delivered by the Company;

                    (v) the Indenture has been duly authorized by the Company
               and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws affecting the enforcement of creditors' rights in general and to general principles of equity (regardless whether considered in a proceeding at law or in equity);

                    (vi) the Senior Subordinated Notes have been duly authorized by the Company and, when executed and authenticated in accordance with the terms of the Indenture and delivered to and paid for by you in accordance with the terms of this Agreement, will be legal, valid and binding obligations of the Company, enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or similar laws relating to or affecting the enforcement of creditors' rights in general and to general principles of equity (regardless whether considered in a proceeding at law or in equity);

                    (vii) the Senior Subordinated Notes and the Indenture
               conform in all material respects to the descriptions thereof contained in the Registration Statement and the Final Prospectus

               (except that in so opining such counsel need not express an opinion as to any financial or statistical data included in the description thereof);

                    (viii) the Registration Statement and the Final Prospectus
               (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein and the Trustee's Statement of Eligibility on Form T-1, as to which such counsel need not express an opinion) comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act;

                    (ix) the Registration Statement has become effective under the Act and, to the best of such counsel's knowledge, no stop order proceedings with respect thereto are pending or threatened by the Commission;

                    (x) except for approvals, authorizations, consents and
               filings which have been made and obtained, no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required for the valid issue or sale of the Senior Subordinated Notes as contemplated hereby, other than compliance with the rules and regulations promulgated by the NASD, registration of the Senior Subordinated Notes under the Act and qualification of the Trustee and the Indenture under the Trust Indenture Act and those required under state securities or "blue sky" laws in connection with the purchase and distribution of the Senior Subordinated Notes by you;

                    (xi) the execution, delivery and performance of this
               Agreement and the Indenture and the issuance of the Senior Subordinated Notes and the consummation of the transactions contemplated hereby and thereby do not and will not result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), any provisions of the charter or by-laws of the Company or U.S. Home Mortgage or under any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or U.S. Home Mortgage is a party or by which any of them or their respective properties may be bound, identified in a schedule to such opinion, or under any law, regulation or rule of any



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
               governmental authority of the State of New York or the federal government of the United States of America or any decree, judgment or order applicable to the Company or U.S. Home Mortgage, identified in a schedule to such opinion; provided, however, that no opinion will be expressed with respect to the rules and regulations promulgated by the NASD;

                    (xii) to the best of such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Final Prospectus which have not been so filed, summarized or described;

                    (xiii) to the best of such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Final Prospectus but are not so described;

                    (xiv) the Indenture has been duly qualified under the Trust
               Indenture Act; and

                    (xv) the Incorporated Documents, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), complied as to form in all material respects with the Exchange Act (except as to the financial statements and schedules and other financial and statistical data contained or incorporated by reference therein as to which such counsel need express no opinion).

         In addition, such counsel shall state that such counsel have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and your representatives at which the contents of the Registration Statement and Final Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Final Prospectus, on the basis of the foregoing, nothing has come to the attention of such counsel that causes them to believe that the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Final Prospectus or any supplement thereto at the date of such Final Prospectus or such supplement, and at all times thereafter up to and including the time of purchase, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no belief with respect to the financial statements and schedules and other financial and statistical data included in the Registration Statement or Final Prospectus or with respect to the Trustee's Statement of Eligibility and Qualification on Form T-1).

         In rendering their opinion, such counsel may rely, as to factual matters, on certificates of public officials and officers of the Company; provided that copies of such certificates shall be forwarded to you and provided further, that in the case of any such reliance (other than reliance on the certificates of governmental authorities), such counsel shall state that it believes the sources for such certificates are appropriate and that such counsel has no actual knowledge that any factual matters set forth in any certificates are false.

          (b) The Company shall furnish to you at the time of purchase an opinion of Steven Lane, Director -- Legal of the Company, addressed to you and dated as of the time of purchase, and in form reasonably satisfactory to your counsel, Davis Polk & Wardwell, stating that:

               (i) the Company and U.S. Home Mortgage are duly qualified or licensed or in good standing, by or in each jurisdiction in which they conduct their respective businesses and in which the failure to be so licensed or qualified or in good standing could have a material adverse effect on the condition (financial or other), business, properties, net worth, or results of operations of the Company and U.S. Home Mortgage taken as a whole;

               (ii) to the best of such counsel's knowledge, neither the Company nor U.S. Home Mortgage is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Company or U.S. Home Mortgage is a party or by which either of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries except for such matters as could not have a material adverse effect on the condition (financial or other), business, properties, net worth or results of operations of the Company and U.S. Home Mortgage, individually or taken as a whole; and

               (iii) the execution, delivery and performance of this Agreement and the Indenture and the issuance of the Senior Subordinated Notes and the consummation of the transactions contemplated hereby and thereby do not and will not result in any breach of, or constitute a default under any law, regulation or rule or any decree, judgment or order applicable to the Company or U.S. Home Mortgage.

          (c) You shall have received from Arthur Andersen LLP, a letter dated as of the date of this Agreement and addressed to you in the form heretofore approved by you.

          (d) You shall have received at the time of purchase an opinion from Davis Polk & Wardwell in form and substance reasonably satisfactory to you.

          (e) The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act not later than 5:00 P.M., New York City time, on the second full business day after the date of this Agreement.

          (f) Prior to the time of purchase, (i) no stop order with respect to the effectiveness of the Registration Statement shall have been issued under the Act or proceedings initiated under Section 8(d) or 8(e) of the Act, (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and
     (iii) the Final Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain any untrue statement of a material fact or omit to state a material fact or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g) Between the time of execution of this Agreement and the time of purchase, there has not been (i) any material and adverse change in the condition (financial or other), business, properties, net worth or results of operations, present or prospective, of the Company and its Subsidiaries taken as a whole, other than as described or referred to in the Registration Statement and the Final Prospectus, (ii) any transaction that is material to the Company and its Subsidiaries, taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries, other than as described or referred to in the Registration Statement and the Final Prospectus or (iii) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries taken as a whole, other than as described or referred to in the Registration Statement and the Final Prospectus.

          (h) The Company will, at the time of purchase, deliver to you a certificate of two of its executive officers to the effect that the representations and warranties of the Company set forth in this Agreement are, in all material respects, true and correct as of such date and the conditions set forth in paragraph (f) and paragraph (g) of this Section 6 have been met.

               (i) The Company shall have furnished to you such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Final Prospectus as of the time of purchase as you may reasonably request.

               (j) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase.

               (k) Between the time of execution of this Agreement and the time of purchase, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any intended or potential downgrading or (ii) any review or possible change that does not indicate an improvement or maintenance, in the rating, if any, accorded any securities of the Company by any "nationally recognized statistical rating organization", as that term is defined in Rule 436(g)(2) promulgated under the Act.

           7. Effective Date of Agreement; Termination: This Agreement shall become effective when the parties hereto have executed and delivered this Agreement.

         Your obligations hereunder shall be subject to termination in your absolute discretion if, at any time prior to the time of purchase, trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States, as in your judgment, to make it impracticable to market the Senior Subordinated Notes.

         If you elect to terminate this Agreement as provided in this Section 7, you will promptly notify the Company by letter or telegram.

         If the sale to you of the Senior Subordinated Notes, as contemplated by this Agreement, is not carried out by you for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(j), 5 and 8 hereof), and you shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).

           8. Indemnity by the Company and the Underwriter: (a) The Company agrees to indemnify and hold harmless you, each person that controls you within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, your agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person (collectively, the "UNDERWRITER INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) as they are incurred (and regardless of whether the Underwriter indemnified party is a party to the litigation, if any) arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended) or the Final Prospectus (as amended or supplemented) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information concerning you and furnished in writing by you to the Company expressly for use therein.

          (b) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any Underwriter indemnified party, with respect to which indemnity may be sought against the Company pursuant to this Section 8, such Underwriter indemnified party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the Underwriter indemnified party and payment of all fees and expenses. A Underwriter indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Underwriter indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed promptly to assume the defense and employ counsel satisfactory to the Underwriter indemnified party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both a Underwriter indemnified party and a Company indemnified party and such Underwriter indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such Underwriter indemnified party), in any of which events, such fees and expenses shall be borne by the Company and reimbursed as they are incurred. It is understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Underwriter indemnified parties, which firm shall be designated in writing by you, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company, or if there is a final judgment with respect thereto, the Company agrees to indemnify and hold harmless each Underwriter indemnified party from and against any loss or liability by reason of such settlement or judgment.

          (c) You agree to indemnify and hold harmless the Company, its directors, its officers, its agents, and any person that controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and the agents, employees, officers and directors of any such controlling person (collectively, the "COMPANY INDEMNIFIED PARTIES") to the same extent as the foregoing indemnity from the Company to the Underwriter indemnified parties, but only with respect to information concerning you and furnished in writing by you to the Company expressly for use in the Registration Statement or the Final Prospectus. In case any action shall be brought against any Company indemnified party based on the Registration Statement or the Final Prospectus and in respect of which indemnity may be sought against you pursuant to this Section 8(c), you shall have the rights and duties given to the Company by Section 8(b) hereof (except that if the Company shall have assumed the defense thereof you shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof; provided that the fees and expenses of such separate counsel shall be at your expense), and the Company indemnified parties shall have the rights and duties given to the Underwriter indemnified parties by
Section 8(b) hereof.

          (d) If the indemnification provided for in this Section 8 is unavailable to any Underwriter indemnified party or any Company indemnified party otherwise entitled thereto under Section 8(a) or 8(c), as the case may be, then the party required to indemnify such indemnified party under this Section 8 shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and you on the other from the offering of the Senior Subordinated Notes, or
(ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and you on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and you on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (net of underwriting discounts and commissions, but before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by you, in each case as set forth in the table on the cover page of the Final Prospectus. The relative fault of the Company on the one hand and you on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by you, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         The Company and you agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this subsection (d), no Underwriter indemnified party shall be required to contribute any amount in excess of the amount by which the total price at which the Senior Subordinated Notes underwritten by you and distributed to the public were offered to the public exceeds the amount of any damages which you have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not found guilty of such fraudulent misrepresentation.

          (e) The indemnity and contribution agreements contained in this
Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter indemnified party or by or on behalf of any Company indemnified party, and shall survive any termination of this Agreement or the issuance and delivery of the Senior Subordinated Notes. Subject to paragraphs (b) and (c) of this Section 8, the Company and you agree to promptly notify the other of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Senior Subordinated Notes or in connection with the Registration Statement or Final Prospectus.

         9. Indemnification of QIU. (a) The Company agrees to indemnify and hold harmless the QIU, each person that controls the QIU within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act, its agents, employees, officers and directors and the agents, employees, officers and directors of any such controlling person (collectively, the "QIU INDEMNIFIED PARTIES") from and against any and all losses, claims, damages, judgments, liabilities and expenses (including the reasonable fees and expenses of counsel and other expenses in connection with investigating, defending or settling any such action or claim) as they are incurred (and regardless of whether the QIU indemnified party is a party to the litigation, if any) arising out of or based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (as amended) or the Final Prospectus (as amended or supplemented) or arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading except insofar as such losses, claims, damages, judgments, liabilities or expenses arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission based upon and in conformity with information concerning the QIU and furnished in writing by the QIU to the Company expressly for use therein.

         (b) If any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any QIU indemnified party, with respect to which indemnity may be sought against the Company pursuant to this Section 9, such QIU indemnified party shall promptly notify the Company in writing, and the Company shall assume the defense thereof, including the employment of counsel satisfactory to the QIU indemnified party and payment of all fees and expenses. A QIU indemnified party shall have the right to employ separate counsel in any such action or proceeding and to assume the defense thereof, but the fees and expenses of such counsel shall be at the expense of such QIU indemnified party unless (i) the employment of such counsel has been specifically authorized in writing by the Company, (ii) the Company has failed promptly to assume the defense and employ counsel satisfactory to the QIU indemnified party, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both a QIU indemnified party and a Company indemnified party and such QIU indemnified party shall have reasonably concluded that there may be one or more legal defenses available to it that are different from or additional to those available to the Company (in which case the Company shall not have the right to assume the defense of such action on behalf of such QIU indemnified party), in any of which events, such fees and expenses shall be borne by the Company and reimbursed as they are incurred. It is understood, however, that the Company shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such QIU indemnified parties, which firm shall be designated in writing by you, and that all such fees and expenses shall be reimbursed as they are incurred. The Company shall not be liable for any settlement of any such action effected without the written consent of the Company (which consent shall not be unreasonably withheld or delayed), but if settled with the written consent of the Company, or if there is a final judgment with respect thereto, the Company agrees to indemnify and hold harmless each QIU indemnified party from and against any loss or liability by reason of such settlement or judgment.

         (c) If the indemnification provided for in this Section 9 is unavailable to any QIU indemnified party otherwise entitled thereto under
Section 9(a), then the Company shall, in lieu of indemnifying the QIU indemnified party, contribute to the amount paid or payable by the QIU indemnified party as a result of such losses, claims, damages, judgments, liabilities and expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the QIU on the other from the offering of the Senior Subordinated Notes, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the QIU on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the QIU on the other shall be deemed to be in the same proportions as the total net proceeds from the offering (net of underwriting discounts and commissions, but before deducting expenses) received by the Company as set forth in the table on the cover page of the Final Prospectus bear to the fee received by QIU pursuant to Section 2(b) hereof. The relative fault of the Company on the one hand and QIU on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the QIU, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission and whether the QIU's activities as QIU under its engagement pursuant to Section 2(b) hereof involved any willful misconduct or gross negligence on the part of the QIU. The amount paid or payable by a party as a result of the losses, claims, damages, judgments, liabilities and expenses referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

         The Company and the QIU agree that it would not be just and equitable if contribution pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

         (d) The indemnity and contribution agreements contained in this Section 9 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect, regardless of any investigation made by or on behalf of any QIU indemnified party, and shall survive any termination of this Agreement or the issuance and delivery of the Senior Subordinated Notes. Subject to paragraph (b) of this Section 9, the QIU agrees to promptly notify the Company of the commencement of any litigation or proceeding against it in connection with the issuance and sale of the Senior Subordinated Notes or in connection with the Registration Statement or Final Prospectus.

          10. Notices: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to you, shall be sufficient in all respects if delivered or sent to Warburg Dillon Read LLC, 677 Washington Blvd., Stamford, Connecticut 06912, Attention: High Yield Capital Markets and, if to the Company, shall be sufficient in all respects if delivered to the Company at 1800 West Loop South, Houston, Texas 77027,

Attention: President, Co-Chief Executive Officer and Chief Operating Officer if before March 1, 1999 and thereafter to the Company at 10707 Clay Road, Post Office Box 2863, Houston, Texas 77041, Attention: President, Co-Chief
Executive Officer and Chief Operating Officer.

          11. CONSTRUCTION: THIS AGREEMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. THE SECTION HEADINGS IN THIS AGREEMENT HAVE BEEN INSERTED AS A MATTER OF CONVENIENCE OF REFERENCE AND ARE NOT A PART OF THIS AGREEMENT.

          12. Parties at Interest: The Agreement herein set forth has been and is made solely for the benefit of you, the Company, the other Underwriter indemnified parties, the Company indemnified parties and the QIU indemnified parties, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser of the Senior Subordinated Notes, as such purchaser) shall acquire or have any right under or by virtue of this Agreement.

          13. Counterparts: This Agreement may be signed by the parties in counterparts, which together shall constitute one and the same Agreement between the parties.

         If the foregoing correctly sets forth the understanding between the Company and you, please so indicate in the space provided below for the purpose, whereupon this Agreement and your acceptance shall constitute a binding contract between the Company and you.

                                         Very truly yours,

                                         U.S. HOME CORPORATION


                                         By: /s/ THOMAS A. NAPOLI
                                            -----------------------------
                                         Name: Thomas A. Napoli
                                         Title: V.P.-Corporate Finance  &
                                                   Treasurer



Agreed to and accepted as of the date first above written:

WARBURG DILLON READ LLC


By: /s/ VINCENT LU
   ------------------------------------------
   Name: Vincent Lu
   Title: Executive Director



WARBURG DILLON READ LLC


By: /s/ WHIT WILLIAMS
   ------------------------------------------
   Name: Whit Williams
   Title: Associate Director

                                   SCHEDULE I


NAME                                              PRINCIPAL AMOUNT

Warburg Dillon Read LLC                            $  93,750,000

Credit Lyonnais Securities (USA),                     15,625,000
Inc.

First Chicago Capital Markets, Inc.                   15,625,000
TOTAL                                               $125,000,000